POWER OF ATTORNEY

Know all by these presents, the undersigned hereby constitutes and appoints each of Jared S. Richardson, Christina Maldonado,

Eric Marchetto, and Steven L McDowell signing singly, the

undersigned's true and lawful attorney-in-fact to:

(1)  prepare and execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and

Exchange Commission (the ?SEC?) a Form ID (or any successor

form), including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of

reports required by Section 16(a) of the Securities Exchange Act of 1934 (the ?Act?) or any rule or regulation of the SEC

promulgated thereunder;

(2)  execute for and on behalf of the undersigned, in the

undersigned's capacity as an officer and/or director of Trinity

Industries, Inc. (the ?Company?), Forms 3, 4, and 5 in

accordance with Section 16(a) of the Act or any rule or

regulation of the SEC promulgated thereunder;

(3)  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any

amendment or amendments thereto, and file such form with the SEC and any stock exchange or similar authority; and

(4)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-

fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the

documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such

attorney-in-fact may approve in such attorney-in-fact's

discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and

thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or

substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-

fact, in serving in such capacity at the request of the

undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4,

and 5 with respect to the undersigned's holdings of and

transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of

Attorney to be executed as of this 21st day of August, 2020.

Signature:  /s/  Kevin Poet

Printed Name:    Kevin Poet